Exhibit 99.1

          ARIAD Reports Its Lead Oncology Product, AP23573,
               Potently Blocks Brain Tumor Cell Growth;

          Presentation At Society for Neuro-Oncology Meeting

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Nov. 14, 2003--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced, for the first time, results of studies conducted by the Cleveland Clinic Brain Tumor Institute on its lead oncology product candidate, currently in clinical trials. Low doses of AP23573 reduced by 40% the growth of brain tumor cells, known as glioblastoma. Rarely cured by currently available treatments, this form of brain cancer is one of the most deadly cancers. Following diagnosis, median survival is approximately one year.
    The potency and anti-tumor activity of AP23573 were even more striking, because the reduction of tumor cell growth was achieved both in brain cancer cells over-expressing the epidermal growth factor
(EGF) receptor - a known marker of tumor aggressiveness - and in brain cancer cells without EGF receptor over-expression, suggesting broad applicability for treating these tumors.
    "The latest studies on AP23573 underscore the therapeutic potential of our lead oncology product candidate and support accelerated phase 2 clinical trials in patients with solid tumors, such as gliomas," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD.
    The small molecule, AP23573, was designed to treat solid tumors and other cancers by inhibiting the critical cell-signaling protein mTOR, which causes tumor shrinkage by novel mechanisms of action - blockage of growth factor stimulation and cancer-cell starvation through inhibition of nutrient utilization.
    The Cleveland Clinic team was led by Michael A. Vogelbaum, M.D., Ph.D, who will be presenting these findings tomorrow at the eighth annual meeting of the Society for Neuro-Oncology. The abstract by Jennifer L. Nelms, et al, "A novel mTOR inhibitor (AP23573) produces cell loss and apoptosis in glioblastoma multiforme independent of EGFR status," is available on the website of the Society for Neuro-Oncology (http://www.soc-neuro-onc.org/meeting.htm).
    ARIAD is engaged in the discovery and development of breakthrough medicines that regulate cell signaling with small molecules. The Company is developing a comprehensive approach to the treatment of cancer and is primarily focused on a series of product candidates for targeted oncology indications. ARIAD also has an exclusive license to pioneering technology and patents related to the discovery, development and use of drugs that regulate NF-(kappa)B cell-signaling activity, which has been implicated in many major diseases.
    Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610-407-9260
             or
             Kathy Lawton, 617-621-2345